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                                                            EXHIBIT 5.1 AND 23.2
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017




                                November 18, 1999


ImClone Systems Incorporated
180 Varick Street
New York, NY

Ladies and Gentlemen::

     We have acted as special counsel to ImClone Systems Incorporated (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 287,500 shares of the Company's common stock (the
"Securities"), $.001 par value per share. The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement of Form S-3 (File No. 333-87489) of the Company that was declared effective earlier today (the "Initial Registration Statement").

     We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we are of the opinion that, when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Abbreviated Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement.

                                        Very truly yours,

                                        /s/ Davis Polk & Wardwell